News Release

MEDIA CONTACTS:	Telkonet Investor Relations 414.721.7988 ir@telkonet.com

FOR IMMEDIATE RELEASE

Telkonet, Inc. Records 80% Revenue Increase and Strong

Profitable Growth in Second Quarter 2012

Teleconference and Webcast to be Held Today at 4:30 PM ET

August 14, 2012: Milwaukee, WI – Telkonet, Inc. (OTC BB: TKOI.OB), developer of the revolutionary EcoSmart energy management platform incorporating patented Recovery Time™ technology, announced today financial results for the quarter ended June 30, 2012. Telkonet management will hold a teleconference and webcast to discuss these results with the financial community today, August 14th at 4:30 PM ET/3:30 PM CST.

Financial Results for the Second Quarter Ended June 30, 2012

•	Revenue of $3.5 million for the quarter ended June 30, 2012, an increase of 80% compared to $1.9 million for the quarter ended March 31, 2012 and an increase of 18% compared to $2.9 million for the quarter ended June 30, 2011.

•	Gross margins of 57%, an increase of 3% compared to 54% for the quarter ended March 31, 2012 and an increase of 2% compared to 55% for the quarter end June 30, 2011.

•	Net income for the quarter ended June 30, 2012 was $0.2 million, an increase of $0.9 million compared to a net loss of $0.7 million for the quarter ended March 31, 2012.

•	Adjusted EBITDA of $0.4 million for the quarter ended June 30, 2012, a $1.0 million increase compared to a negative adjusted EBITDA of $0.6 million for the quarter ended March 31, 2012.

•	Cash and cash equivalents of $0.7 million for the quarter ended as of June 30, 2012 compared to $0.5 million for the quarter ended as of March 31, 2012.

•	Working capital deficit decrease of $0.3 million from a working capital deficit (current liabilities in excess of current assets) of $1.4 million at March 31, 2012 to a working capital deficit of $1.1 million at June 30, 2012.

10200 W. Innovation Dr., Suite 300 • Milwaukee, Wisconsin 53226 • Phone: 414.223.0473 • Fax: 414.258.8307 •

www.telkonet.com

News Release

Teleconference and Webcast

The Company will host a teleconference and webcast on Tuesday, August 14th at 4:30 PM ET to discuss these results with the financial community.

Time: 4:30 PM ET (3:30 PM CST, 1:30 PM PST)

Investor Dial-in (Toll Free): 877-407-0782

Investor Dial-in (International): 201-689-8567

Live Webcast: http://www.investorcalendar.com/IC/CEPage.asp?ID=169483

A replay of the teleconference will be available until August 28th, 2012, which can be accessed by dialing (877) 660-6853 if calling within the United States or (201) 612-7415, if calling internationally. Please enter account #286 and conference ID #398797 to access the replay.

NON-GAAP Financial Measures

This release contains a reconciliation of adjusted EBITDA to net income (loss), the most directly comparable GAAP measure.

The Company, as is common in its industry, uses adjusted EBITDA as a measure of performance to demonstrate earnings exclusive of interest and non-cash events. The Company, in its daily management of its business affairs and analysis of its monthly, quarterly and annual performance, makes its decisions based on cash flows, not on the amortization of assets obtained through historical activities. The Company cannot affect the amortization of the intangible assets to any material degree, and therefore uses adjusted EBITDA as its primary management guide. Since an outside investor may base their evaluation of the Company’s performance based on the Company’s net income (loss) and not its cash flows, there is a limitation to the adjusted EBITDA measurement. Adjusted EBITDA is not, and should not be considered, an alternative to net income (loss), income (loss) from operations, or any other measure for determining operating performance of liquidity, as determined under accounting principles generally accepted in the United States (GAAP). The most directly comparable GAAP reference in the Company’s case is the removal of interest, depreciation, amortization, taxes and other non-cash expense. In assessing the overall health of its business for the years ended December 31, 2011 and 2010 and the six months ended June 30, 2012, the Company excluded items in the following general categories, each of which are described below:

•	Gain (loss) on derivative liability. The Company has historically recorded non-cash gains and losses on the fair value of its derivative liabilities that arose from the sale of the Convertible Debentures in May and July 2008. These Debentures had embedded derivatives and the accounting treatment of derivative financial instruments requires that the Company record all derivatives and related warrants, and classify all other non-employee stock options and warrants as derivative liabilities and mark them to market at each reporting date. The Company considers this a financing transaction, and it is not an indication of current or future operating performance. Therefore, the Company does not consider the inclusion of this transaction helpful in assessing its current financial performance compared to previous periods as well as prospects for the future.

•	Stock-based compensation. The Company believes that because of the variety of equity awards used by companies, varying methodologies for determining stock-based compensation and the assumptions and estimates involved in those determinations, the exclusion of non-cash stock-based compensation enhances the ability of management and investors to understand the impact of non-cash stock-based compensation on our operating results. Further, the Company believes that excluding stock-based compensation expense allows for a more transparent comparison of its financial results to previous periods.

10200 W. Innovation Dr., Suite 300 • Milwaukee, Wisconsin 53226 • Phone: 414.223.0473 • Fax: 414.258.8307 •

www.telkonet.com

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•	Gain on disposal of property and equipment: In the first quarter of 2011, the Company recorded the disposal of a company vehicle. The Company considered this a one-time transaction, and it is not an indication of current or future operating performance. Therefore, the Company does not consider the inclusion of this transaction helpful in assessing its current financial performance compared to previous periods as well as prospects for the future.

•	Gain on sale of product line: In the first quarter of 2011, the Company sold its Series 5 Power Line Carrier product line and related business assets under an Asset Purchase Agreement (“APA”). Per the APA, the Company signed an unsecured Promissory Note due to the Purchaser. The note contains certain earn-out provisions that encompass both the Company’s and the Purchaser’s revenue volumes. In the second quarter 2012, the Company recorded a gain associated with the earn-out provision. The Company does not consider these ongoing transactions, and it is not an indication of current or future operating performance. Therefore, the Company does not consider the inclusion of these transactions helpful in assessing its current financial performance compared to previous periods as well as prospects for the future.

The non-GAAP financial measure described above, and used in this press release, should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP. Further, investors are cautioned that there are inherent limitations associated with the use of the non-GAAP financial measure as an analytical tool. In particular, the non-GAAP financial measure is not based on a comprehensive set of accounting rules or principles and many of the adjustments to the GAAP financial measure reflect the exclusion of items that are recurring and will be reflected in the Company’s financial results for the foreseeable future. The Company compensates for these limitations by providing specific information in the reconciliation included in this press release regarding the GAAP amounts excluded from the non-GAAP financial measure. In addition, as noted above, the Company evaluates the non-GAAP financial measure together with the most directly comparable GAAP financial information.

ABOUT TELKONET

Telkonet is a leading energy management technology provider offering hardware, software and services to Commercial customers worldwide. The EcoCentral Platform, in conjunction with the EcoSmart Suite of products, provides comprehensive savings, management and reporting of a building’s energy consumption. Telkonet’s energy management products are installed in properties within the Hospitality, Military, Educational, Healthcare and Residential markets reducing energy consumption, carbon footprints and eliminating the need for new energy generation. For more information, visit www.telkonet.com.

For news updates as they happen, follow @Telkonet on Twitter and Facebook.

10200 W. Innovation Dr., Suite 300 • Milwaukee, Wisconsin 53226 • Phone: 414.223.0473 • Fax: 414.258.8307 •

www.telkonet.com

News Release

ABOUT ETHOSTREAM

EthoStream is one of the largest public High-Speed Internet Access (HSIA) providers in the world, providing services to more than 4.2 million users monthly across a network of greater than 2,300 locations. EthoStream’s EGS line of public-access gateway servers provides real-time monitoring and management of guest-access networks while its 24/7 support center is known for the highest levels of quality and service. With a wide range of product and service offerings and one of the most comprehensive management platforms available for HSIA networks, EthoStream offers solutions for any public access location. For more information, please visit www.ethostream.com.

FORWARD LOOKING STATEMENTS

Statements included in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve a number of risks and uncertainties such as competitive factors, technological development, market demand and the Company’s ability to obtain new contracts and accurately estimate net revenue due to variability in size, scope and duration of projects, and internal issues in the sponsoring client. Further information on potential factors that could affect the Company’s financial results can be found in the Company’s Annual Report on Form 10K for the year ended December 31st, 2011 filed with the Securities and Exchange Commission.

All Company, brand or product names are registered trademarks or trademarks of their respective holders.

(Tables to follow)

10200 W. Innovation Dr., Suite 300 • Milwaukee, Wisconsin 53226 • Phone: 414.223.0473 • Fax: 414.258.8307 •

www.telkonet.com

News Release

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

FOR THE THREE AND SIX MONTHS ENDED JUNE 30,

(Unaudited)

	Three Months		Six Months
	2012	2011	2012	2011
Net income (loss)	$157,184	$176,800	$(571,640)	$1,103,093
Interest expense, net	33,559	23,740	65,323	213,974
Depreciation and amortization	61,478	68,818	134,076	130,346

EBITDA	252,221	269,358	(372,241)	1,447,413
Adjustments:
Gain on disposal of property and equipment	–	–	–	(2,165)
Gain on derivative liability	–	–	–	(172,476)
Gain on sale of product line	(15,408)	–	(15,408)	(829,296)
Stock-based compensation	138,504	63,994	174,669	96,488

Adjusted EBITDA	$375,317	$333,352	$(212,980)	$539,964

10200 W. Innovation Dr., Suite 300 • Milwaukee, Wisconsin 53226 • Phone: 414.223.0473 • Fax: 414.258.8307 •

www.telkonet.com

News Release

TELKONET, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE AND SIX MONTHS ENDED JUNE 30,

(Unaudited)

	For The Three Months Ended June 30,		For The Six Months Ended June 30,
	2012	2011	2012	2011
Revenues, net:
Product	$2,401,683	$1,776,888	$3,319,612	$3,127,960
Recurring	1,060,228	1,151,048	2,070,900	2,282,675
Total Net Revenue	3,461,911	2,927,936	5,390,512	5,410,635

Cost of Sales:
Product	1,201,855	1,017,894	1,802,664	1,726,164
Recurring	276,815	291,247	566,724	555,116
Total Cost of Sales	1,478,670	1,309,141	2,369,388	2,281,280

Gross Profit	1,983,241	1,618,795	3,021,124	3,129,355

Operating Expenses:
Research and development	250,501	182,625	481,065	391,234
Selling, general and administrative	1,495,927	1,166,812	2,927,708	2,294,645
Depreciation and amortization	61,478	68,818	134,076	130,346
Total Operating Expenses	1,807,906	1,418,255	3,542,849	2,816,225

Income (Loss) from Operations	175,335	200,540	(521,725)	313,130

Other Income (Expenses):
Interest expense, net	(33,559)	(23,740)	(65,323)	(213,974)
Gain on derivative liability	–	–	–	172,476
Gain on disposal of property and equipment	–	–	–	2,165
Gain on sale of product line	15,408	–	15,408	829,296
Total Other Income (Expense)	(18,151)	(23,740)	(49,915)	789,963

Income (Loss) Before Provision for Income Taxes	157,184	176,800	(571,640)	1,103,093
Provision for Income Taxes	–	–	–	–

Net Income (Loss)	157,184	176,800	(571,640)	1,103,093
Accretion of preferred dividends and discount	(224,113)	(170,800)	(414,866)	(313,867)
Net income (loss) attributable to common stockholders	$(66,929)	$6,000	$(986,506)	$789,226
Net income per common share:
Income per common share– basic	$0.00	$0.00	$(0.01)	$0.01
Income per common share - diluted	$0.00	$0.00	$(0.01)	$0.01
Weighted Average Common Shares Outstanding – basic	104,518,000	102,878,097	104,434,663	101,556,654
Weighted Average Common Shares Outstanding – diluted	106,981,373	104,404,580	106,898,037	103,083,137

10200 W. Innovation Dr., Suite 300 • Milwaukee, Wisconsin 53226 • Phone: 414.223.0473 • Fax: 414.258.8307 •

www.telkonet.com